Exhibit 99.1

NasdaqGM:CECE	NEWS RELEASE

CECO ENVIRONMENTAL REPORTS

SECOND QUARTER AND SIX MONTH 2011 RESULTS

Company Achieves Quarterly Net Income of $2.0 Million and Announces

Share Buyback Program

CINCINNATI, OHIO, AUGUST 11, 2011 - CECO Environmental Corp. (NasdaqGM:CECE), a leading provider of air pollution control systems, today announced second quarter and six month results for the period ended June 30, 2011. Additionally, the Company announced approval by its Board of Directors of a share buyback program authorizing the purchase of up to 0.5 million shares of CECO common stock over an eighteen month period.

Financial highlights for the second quarter of 2011 compared to the second quarter of 2010 include:

Net sales were $32.5 million compared to $34.8 million in the comparable quarter;

Gross profit increased to $8.7 million from $8.4 million;

Gross margin increased to 26.8% from 24.1%;

Selling & administrative expenses were reduced by $1.2 million to $5.7 million;

Selling & administrative expenses as a percent of sales decreased from 19.8% to 17.5%;

Operating income increased to $2.8 million from $1.4 million in 2010;

Operating margin increased to 8.6% from 4.0% in 2010;

Net income was $2.0 million compared to net income of $0.6 million in 2010;

Net income per diluted share was $0.12 compared to net income per diluted share of $0.04 in 2010;

Bookings increased by 7% to $33.5 million compared to $31.3 million in 2010;

Cash and cash equivalents increased to $8.4 million with only $0.3 million in bank debt; and

Backlog as of June 30, 2011 was $52.6 million compared to $51.6 million as of March 31, 2011.

Financial highlights for the six months ended June 30, 2011 compared to six months ended June 30, 2010 include:

Net sales were $68.5 million compared to $69.8 million for the comparable period in 2010;

Gross profit increased to $17.2 million from $16.4 million;

Gross margin increased to 25.1% from 23.5%;

Selling & administrative expenses were reduced to $11.7 million from $14.1 million;

Selling & administrative expenses as a percent of sales decreased from 20.2% to 17.1%;

Operating income increased to $5.3 million from $2.0 million in 2010;

Operating margin increased to 7.7% from 2.9% in 2010;

Net income was $3.2 million compared to net income of $0.7 million in 2010;

Net income per diluted share was $0.20 compared to net income per diluted share of $0.05;

Year-to-date bookings increased by 14% to $66.8 million compared to $58.4 million in 2010.

Our year-over-year bookings have increased by 14% and we are showing significant increases in gross margins and operating margins for the three and six month periods ended June 30, 2011.

“I am very pleased with the results from the second quarter and the ongoing improvement in financial performance that the Company has achieved,” commented CECO’s Chief Executive Officer, Jeff Lang. “Our slightly lower revenues in the quarter are the result of our intentional pruning of lower margin customer segments from our backlog, primarily in our Contracting/Services Group. Nevertheless, we expect that revenues will increase as our domestic and global sales initiatives take effect.”

Mr. Lang continued, “We continue to realize the positive results from global growth, streamlining and gross margin enhancement that we began implementing last year. Additionally, nearly 32% of our 2011 bookings were from international customers which provides further proof that our global expansion initiatives continue to be successful.”

CECO will host a conference call on Thursday, August 11, 2011 at 8:30 a.m. EDT to review its financial results for the quarter. Conferencing details are as follows:

Dial in number:	800-901-5259
International dial in number:	617-786-4514
Participant passcode:	65043320

Replay:	888-286-8010
International:	617-801-6888
Passcode:	63652961

ABOUT CECO ENVIRONMENTAL

CECO Environmental Corp. is North America’s largest independent air pollution control company. CECO provides a wide spectrum of air quality services and products including: industrial air filters, environmental maintenance, monitoring and management services, and air quality improvement systems. CECO is a full-service provider to the steel, military, aluminum, automotive, ethanol, aerospace, electric power, semiconductor, chemical, cement, metalworking, glass, foundry and virtually all industrial process industries.

For more information on CECO Environmental please visit the company’s website at http://www.cecoenviro.com

Contact:

Corporate Information

Jeff Lang, CECO Environmental Corp.

Email: investors@cecoenviro.com

1-800-333-5475

CECO ENVIRONMENTAL CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

Dollars in thousands, except per share data

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2011	2010	2011	2010
Net sales	$32,537	$34,776	$68,493	$69,797
Cost of sales	23,839	26,377	51,322	53,381

Gross profit	8,698	8,399	17,171	16,416
Selling and administrative	5,741	6,904	11,688	14,138
Amortization	112	125	223	260

Income from operations	2,845	1,370	5,260	2,018
Other income, net	360	32	333	(53)
Interest expense (including related party interest of $59 and $59, and $118 and $118, respectively)	(284)	(308)	(574)	(601)

Income from continuing operations before income taxes	2,921	1,094	5,019	1,364

Income tax expense	968	417	1,808	520

Income from continuing operations	1,953	677	3,211	844

Loss from discontinued operations, net of tax	0	(95)	0	(165)

Net income	$1,953	$582	$3,211	$679

Per share data:
Basic income from continuing operations	$0.14	$0.05	$0.22	$0.06
Basic loss from discontinued operations	0.00	(0.01)	0.00	(0.01)

Basic net income	$0.14	$0.04	$0.22	$0.05

Diluted income from continuing operations	$0.12	$0.05	$0.20	$0.06
Diluted loss from discontinued operations	0.00	(0.01)	0.00	(0.01)

Diluted net income	$0.12	$0.04	$0.20	$0.05

Weighted average number of common shares outstanding:

Basic	14,334,116	14,304,047	14,324,040	14,299,598

Diluted	17,141,633	17,111,818	17,117,440	14,393,750

CECO ENVIRONMENTAL CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

Dollars in thousands, except per share data

	JUNE 30, 2011	DECEMBER 31, 2010
Current assets:
Cash and cash equivalents	$8,439	$5,792
Accounts receivable, net	20,061	26,772
Costs and estimated earnings in excess of billings on uncompleted contracts	10,569	8,345
Inventories, net	5,381	4,432
Prepaid expenses and other current assets	2,819	2,509
Assets held for sale	0	526
Current assets of discontinued operations	67	76

Total current assets	47,336	48,452

Property and equipment, net	5,643	5,880
Goodwill	14,776	14,713
Intangibles – finite life, net	715	966
Intangibles – indefinite life	3,233	3,225
Deferred income tax asset, net	602	602
Deferred charges and other assets	754	953

	$73,059	$74,791

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current debt	$317	$0
Accounts payable and accrued expenses	14,337	17,041
Billings in excess of costs and estimated earnings on uncompleted contracts	5,496	7,810
Accrued income taxes	1,158	1,646

Total current liabilities	21,308	26,497
Other liabilities	2,322	2,320
Convertible subordinated notes (including related parties notes of $3,950)	10,600	10,800

Total liabilities	34,230	39,617

Shareholders’ equity:	—	—
Preferred Stock, $.01 par value; 10,000 shares authorized, none issued
Common stock, $0.01 par value; 100,000,000 shares authorized, 14,479,917 and 14,456,659 shares issued in 2011 and 2010, respectively	145	144
Capital in excess of par value	43,463	43,237
Accumulated deficit	(3,032)	(6,243)
Accumulated other comprehensive loss	(1,391)	(1,608)

	39,185	35,530
Less treasury stock, at cost, 137,920 shares in 2011 and 2010	(356)	(356)

Total shareholders’ equity	38,829	35,174

	$73,059	$74,791

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to certain risks, uncertainties and assumptions. These risks and uncertainties, which are more fully described in CECO’s Annual and Quarterly Reports filed with the Securities and Exchange Commission, and include, but are not limited to: our dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding our estimates and our method of accounting for contract revenue; our history of losses and possibility of further losses; fluctuations in operating results from period to period due to seasonality of our business; the effect of growth on our infrastructure, resources, and existing sales; our ability to expand our operations in both new and existing markets; the potential for contract delay or cancellation; the potential for fluctuations in prices for manufactured components and raw materials; the impact of federal, state or local government regulations; economic and political conditions generally; and the effect of competition in the air pollution control and industrial ventilation industry. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. We caution investors that other factors might, in the future, prove to be important in affecting our results of operations. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Investors are further cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise.